UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 8, 2008 (October 7, 2008)

Chordiant Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29357	93-1051328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California  95014
(Address of Principal Executive Offices, Including Zip Code)

(408) 517-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 8, 2008, Chordiant Software, Inc., a Delaware corporation (the "Company") issued a press release announcing selected preliminary financial results for the fourth quarter and fiscal year ended September 30, 2008 (the "Press Release").  A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Item 2.02 by reference.

The Press Release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

The Company markets and sells its products to companies in several vertical markets, including the financial services and insurance markets. Due to the financial difficulties being encountered by many large banks, financial institutions and insurance companies, and the recent deterioration of economic conditions in the geographic regions that the Company operates, near term future revenues are now expected to be lower than previously anticipated. Accordingly, on October 8, 2008, the Company initiated a restructuring plan intended to align its resources and cost structure with expected near term future revenues.

The restructuring plan includes reductions in headcount and third party consultants across all functional areas in both North America and Europe. The restructuring plan includes a net reduction of approximately thirteen percent of the Company’s permanent workforce. A significant portion of the positions eliminated were in North America. The plan was committed to on October 7, 2008, and employees were notified on October 8, 2008.

As a result of the cost-cutting measures, the Company estimates that it will record pre-tax cash restructuring charges, in the first quarter of fiscal year 2009, of approximately $0.8 to $0.9 million, including $0.7 to $ 0.8 million for severance costs and approximately $0.1 million for other contract termination costs. The Company anticipates that all of the aggregate charges will result in cash expenditures, the majority of which are to be paid in the first quarter of fiscal year 2009.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated October 8, 2008.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectation that near term future revenues will be lower than previously anticipated; and the amount, form and timing of pre-tax cash restructuring charges and cash expenditures that the Company anticipates it will record or pay. Forward-looking statements are generally identified by words such as "anticipates," “estimates,”  "plans," "expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements. Such risks and uncertainties include, but are not limited to, fluctuations in customer spending, particularly in the banking and insurance/healthcare industries, due to consolidation, economic, geopolitical and other factors; our dependence on a small number of customers for a substantial portion of our revenue; and the success of the Company’s efforts to negotiate severance arrangements and contract terminations within established parameters. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and subsequent SEC filings. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The forward-looking statements and risks stated in this report are based on information available to the Company today. The Company assumes no obligation to update them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008	CHORDIANT SOFTWARE, INC.

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President, and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated October 8, 2008.